UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

LOWE’S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2023, Lowe’s Companies, Inc. (the “Company”) entered into Amendment No. 1 to Third Amended and Restated Credit Agreement (“Amendment No. 1”) with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto. Amendment No. 1 amended that certain Third Amended and Restated Credit Agreement, dated as of December 14, 2021, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-syndication agents and letter of credit issuers, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Barclays Bank PLC, as co-documentation agents, and the other lenders party thereto (as amended, the “2021 Credit Agreement”).

Also on January 17, 2023, the Company entered into Amendment No. 2 to Credit Agreement (“Amendment No. 2” and, together with Amendment No. 1, the “Amendments”) with Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto. Amendment No. 2 amended that certain Credit Agreement, dated as of March 23, 2020, by and among the Company, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, U.S. Bank National Association, as syndication agent and a letter of credit issuer, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents, and the other lenders party thereto (as amended by Amendment No. 1 to Credit Agreement, dated as of December 14, 2021, and as further amended by Amendment No. 2, the “2020 Credit Agreement” and, together with the 2021 Credit Agreement, the “Credit Agreements”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Credit Agreements.

The Amendments amended the Credit Agreements to, among other things: (i) replace the LIBOR-based Eurocurrency reference interest rate option with a reference interest rate option based upon Term SOFR and (ii) amend the negative covenant relating to asset dispositions to only prohibit dispositions of all or substantially all of the assets of the Company.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 and Amendment No. 2, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Certain lender parties to the Amendments and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 and included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of January 17, 2023, by and among Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto.

10.2	Amendment No. 2 to Credit Agreement, dated as of January 17, 2023, by and among Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2023	LOWE’S COMPANIES, INC.

	By:	/s/ Dan C. Griggs, Jr.
	Name:	Dan C. Griggs, Jr.
	Title:	Senior Vice President, Tax and Chief Accounting Officer